                                                            Hollywood Park, Inc.
                                                            Exhibit 10.44



                                    SUBLEASE


                                 By and Between


                                HP YAKAMA, INC.

                                      and

                        YAKAMA TRIBAL GAMING CORPORATION



                               September 11, 1997

                                    SUBLEASE

     This SUBLEASE (this "Sublease") is made this 11th day of September, 1997, by and between HP YAKAMA, INC., a Delaware corporation ("Sublessor"), and Yakama Tribal Gaming Corporation (the "Tribal Corporation"), a tribal corporation established under the laws of THE CONFEDERATED TRIBES AND BANDS OF THE YAKAMA INDIAN NATION (the "Nation"), a federally recognized Indian tribe located in the State of Washington, with reference to the following facts and circumstances:

     A. Sublessor is leasing the Leased Premises (as defined in the Master Lease (as defined hereinafter)) from the Tribal Corporation pursuant to that certain Master Lease dated as of the date first set forth above by and between the Nation and the Sublessor (the "Master Lease") (all capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Master Lease).

     B. Sublessor is subleasing the Leased Premises to the Tribal Corporation upon the terms and conditions set forth herein, including, without limitation, the Nation's assumption of all of Sublessor's obligations under the Master Lease.

     NOW, THEREFORE, Sublessor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the execution and performance of the Loan Documents and the other Transaction Documents and the covenants, agreements and conditions contained in this Sublease to be performed and kept by the Tribal Corporation, does hereby let and rent to the Tribal Corporation, and the Tribal Corporation does hereby take and hire as tenant of Sublessor, the Leased Premises, upon the terms and conditions set forth in this Sublease.


                                   ARTICLE I
                             PRELIMINARY PROVISIONS

I.1  The Tribal Corporation.  The Tribal Corporation represents and warrants
     ----------------------
that it has full right, power and authority to enter into this Sublease.

I.2  Notices.  Any notice required to be given pursuant to this Sublease shall
     -------
be delivered by overnight courier or U.S. Express Mail with notice deemed effective on the later of the first business day after deposit or the day on which the courier confirms delivery, addressed as follows:

     (a)  If to the Tribal Corporation:

          YAKAMA TRIBAL GAMING CORPORATION
          c/o The Confederated Tribes and
          Bands of the Yakama Indian Nation
          P.O. Box 151
          Toppenish, Washington 98948

          With a copy to:

          The Confederated Tribes and
          Bands of the Yakama Indian Nation
          P.O. Box 151
          Toppenish, Washington 98948

          Attention:  Chairperson, Tribal Council

          and:

          Levine & Associates
          2049 Century Park East, Suite 710
          Los Angeles, CA 90017
          Attn:  Jerome Levine, Esq.

     (b)  If to Sublessor:

          c/o Hollywood Park, Inc.
          1050 South Prairie Avenue
          Inglewood, CA 90301
          Attn:  Chief Financial Officer

     With simultaneous copies to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, CA 90067
          Attn:  Alvin Segel, Esq.

or to such other address(es) as the parties provide to each other in writing.

I.3  Assumption of Master Lease Obligations.  The Tribal Corporation hereby
     --------------------------------------
assumes each and every obligation of Sublessor, as lessee, under the Master Lease. Without limitation of the foregoing, the Tribal Corporation hereby acknowledges and agrees that all responsibilities under the Master Lease have shifted to the Tribal Corporation and the Tribal Corporation has full responsibility with respect thereto (including, without limitation, all obligations with respect to payment of rents, completion of development of the Facility, insurance, indemnification, accounting and audits, bonding, maintenance, environmental conditions and reports and encumbrances).


                                   ARTICLE II
                                      TERM

II.1 Term.  The term of this Sublease (the "Term") shall commence on the
     ----
Effective Date and shall continue thereafter, unless sooner terminated in accordance with the provisions hereof, through and including the seventh (7th) anniversary of the Commencement Date (the "Lease Termination Date"); provided,
                                                                     --------
however, that the Term (i) shall be extended to the same extent that the term of
-------
the Master Lease is extended pursuant to Article 9 thereof, (ii) shall, at Sublessor's option, be extended by the number of days of any period during which the term of the Consulting Agreement has been extended pursuant to Section 3.5 of the Consulting Agreement and rent shall continue to be payable hereunder during such suspension period, and (iii) this Sublease shall terminate and be of no force and effect if the Effective Date has not occurred on or before August 1, 1998.

II.2 Surrender of the Leased Premises.  On the Lease Termination Date, or upon
     --------------------------------
the sooner termination of this Sublease pursuant to the provisions hereof, the Tribal Corporation shall peaceably and quietly leave, surrender and yield up to Sublessor the

Leased Premises, broom clean and in good order and condition, reasonable wear and tear excepted; provided, however, that the Tribal Corporation shall have the
                   --------  -------
right to remove personal property to the extent such property is not required to remain on the Leased Premises pursuant to the Master Lease.


                                  ARTICLE III
                                    RENTALS

III.1  Rent.
       ----

     (a) During the Term, the Tribal Corporation shall pay to Sublessor, at the address set forth herein and in lawful money of the United States, monthly payments ("Sublease Rent") in an amount equal to the applicable percentage of Net Revenues for the preceding month set forth below:

          (i) Twenty-eight percent (28%), until such time as the aggregate Net Revenues which have accrued since the Commencement Date equal $26,000,000;
          (ii) Twenty-five percent (25%), until such time as the aggregate Net Revenues which have accrued since the Commencement Date equal $41,000,000; and
          (iii) Twenty-two percent (22%) after such time as the aggregate Net Revenues exceed $41,000,000;

provided, however, that in the event that the Tribal Corporation fully repays
--------  -------
the Loan before the maturity thereof, the applicable percentage of Net Revenues payable as Sublease Rent shall be reduced from the date of such repayment by three percent (3%); provided, further, that no such reduction shall be made in
                    --------  -------
the applicable percentage of Net Revenues payable as Sublease Rent prior to the fifth anniversary of the Commencement Date.

     (b) Rental payments due hereunder shall be payable, in arrears, with the first monthly rental payment due on the twentieth (20th) day of the first complete month following the month in which the Commencement Date occurs, and continuing on the twentieth (20th) day of each month thereafter. Sublease Rent shall be payable solely out of and to the extent of Available Distributable Cash. Sublease Rent which is earned but not paid shall be accrued without interest. Payments of Sublease Rent shall be based on the following priority of payments: (i) principal amounts on the Loan that were previously accrued but unpaid; (ii) principal amounts on the Loan that are currently due and payable;
(iii) Sublease Rent that was previously accrued but unpaid; and (iv) Sublease Rent that is currently due and payable.

     (c) All Sublease Rent accrued but unpaid because of insufficient Available Distributable Cash and still unpaid more than thirty-one (31) days after the seventh anniversary of the Commencement Date or the termination of the Consulting Agreement by reason of a default thereunder by the Consultant shall no longer be payable.


                                   ARTICLE IV
                               USE and OCCUPANCY

IV.1 Use of the Facility.  The Tribal Corporation shall use the Leased Premises
     -------------------
solely
for the establishment and operation of the Enterprise in accordance with the provisions of Applicable Laws and the Master Lease.

IV.2 Maintenance and Repairs.  The Tribal Corporation shall make or cause to be
     -----------------------
made all necessary repairs, alterations and/or replacements thereto, interior, exterior, structural and nonstructural, reasonable wear and tear excepted. All such repairs, alterations and replacements shall be equal in quality to the original work. Further, the Tribal Corporation shall keep the sidewalks, curbs, entrances, passageways and areas adjoining or appurtenant to the Facility in a clean and orderly condition, free of snow, ice, rubbish and obstruction. Any and all expenses incurred in connection with the performance of the obligations imposed under this Section shall be deemed an operating expense of the Enterprise.

IV.3 Right to Enter.  Sublessor shall have access to the Facility in company
     --------------
with an agent of the Tribal Corporation at any and all reasonable times for the purpose of inspecting the Facility, or for the purpose of carrying out Sublessor's rights described in this Sublease, subject to the security requirements of the Enterprise.


                                   ARTICLE V
                                  IMPROVEMENTS

V.1  Quality.  Any construction, maintenance and repair work, alterations, or
     -------
replacements to the Facility shall be of first class quality in accordance with the Master Lease.

V.2  Liens.  The Tribal Corporation shall have no authority, express or implied
     -----
to create or place any lien or encumbrance, of any kind or nature whatsoever, upon, or in any manner to bind the interest of Sublessor in the Leased Premises. Sublessor will pay promptly all sums legally due and payable by Sublessor on account of any labor performed, or on account of any material supplied, to the Leased Premises as to which any lien is or legally can be asserted against the Leased Premises.


                                   ARTICLE VI
                                   INSURANCE

     The parties agree that at all times during the Term, the Tribal Corporation shall obtain and maintain such insurance coverage for the Facility as is required pursuant to the Consulting Agreement, the Loan Agreement and the Master Lease.


                                  ARTICLE VII
                                  ENCUMBRANCES

     The Tribal Corporation shall have no right or privilege to mortgage or otherwise encumber its interest, in whole or in part in the Leased Premises without the express, written consent of Sublessor, which consent, or the denial thereof, shall be in Sublessor's sole and absolute discretion.

                                  ARTICLE VIII
                           ASSIGNMENT AND SUBLETTING.

     The Tribal Corporation shall not, unless otherwise expressly authorized herein, sublease, assign or transfer any right to or interest in this Sublease to any Person other than an Affiliate without the written consent of the Lessor and approval of the Secretary and sureties. No such sublease, assignment or transfer shall be valid or binding without said consent and approval and then only upon the condition that sublessee has agreed in writing that in the event of conflict between the provisions of this Sublease and of said sublease, the provisions of this Sublease shall prevail. The term of any sublease shall not exceed the term of this Sublease. No sublease shall release the Tribal Corporation from any obligation under this Sublease or substitute the sublessee for the Tribal Corporation hereunder. Any sublease made, except as aforesaid shall be deemed a breach of this Sublease.


                                   ARTICLE IX
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

IX.1 Event of Default.  Any one or more of the following events shall constitute
     ----------------
an Event of Default hereunder:

(a) Failure to pay any amount or any part thereof payable by the Tribal Corporation under this Sublease or the Master Lease (including, without limitation, rental payments hereunder, payments of Impositions and payment of rent owing under the Master Lease) within five (5) days of when due and payable.

(b) Any set of facts which would cause the Secretary to cancel this Sublease, pursuant to any Applicable Law (including, without limitation, 25 U.S.C. (S)415 and regulations promulgated thereunder).

(c) Any other act or omission in breach of the terms hereof which act or omission shall continue for a period of fifteen (15) days after written notice specifying such omission or breach and requesting that it be remedied, unless Sublessor has agreed in writing to an extension of such time prior to its expiration, or for such longer period as may be reasonably necessary to remedy such act or omission, provided that the Tribal Corporation is proceeding with reasonable diligence to remedy the same.

(d) An Event of Default under any of the Loan Documents or the other Transaction Documents.

IX.2 Notice of Termination.  In the event that an Event of Default occurs and is
     ---------------------
not cured, then the Term shall expire and terminate with the same force and effect as though the date so specified were the Lease Termination Date, and Sublessor shall have the remedies with respect to the Leased Premises set forth below.

IX.3 The Tribal Corporation's Obligations upon Termination.  Upon the expiration
     -----------------------------------------------------
or termination of this Sublease, without limitation of any and all rights and remedies available to Sublessor pursuant to Applicable Laws (including, without limitation, the right to evict Tribal Corporation from the Leased Premises) which rights are expressly reserved by and made available to Sublessor hereby, the Tribal Corporation shall quit and peaceably surrender the Leased Premises, without any payment by Sublessor, without further notice, any and all notice to quit, notice of intention to re-enter or any other notices and any institution of legal proceedings being hereby waived.


                                   ARTICLE X
                      LIMITED WAIVER OF SOVEREIGN IMMUNITY

          X.1  Limited Waiver of Sovereign Immunity.
               ------------------------------------

          X.1.1  Retention of Sovereign Immunity.  By this Agreement, the Tribal
                 -------------------------------
Corporation does not waive, limit or modify its sovereign immunity from unconsented suit or proceedings in arbitration, except as provided in this Article.

          X.1.2  Scope of Waiver.  Subject to the provisions of this Article,
                 ---------------
the Tribal Corporation hereby expressly grants to Sublessor and the other Persons within the scope of Article X, Section 10.1.5, a limited waiver of its sovereign immunity from unconsented suit and proceedings in arbitration, its right to require exhaustion of Tribal remedies, its right to seek Tribal remedies and its right to be sued in the Courts of the Nation, as such Courts are or may be established, and consents to suit in accordance with this Article.

          X.1.3  Procedural Requirements.  the Tribal Corporation grants a
                 -----------------------
limited waiver of its sovereign immunity as to suit involving a claim if, and only if, each and every one of the following conditions is met:

                 (a) The claim is made by a party designated under Article X,
Section 10.1.5, and not by any other Person;

                 (b) The claim alleges a breach by the Tribal Corporation of one or more of the specific obligations or duties expressly assumed by the Tribal Corporation under the terms of this Agreement or the other Transaction Documents (including, without limitation, all indemnification obligations hereunder);

                 (c)  The claim seeks:

                      (i) some specific action, or discontinuance of some action, by the Tribal Corporation or the Enterprise to bring the Tribal Corporation into full compliance with the duties and obligations expressly assumed by the Tribal Corporation under this Agreement or the other Transaction Documents; or

                      (ii) money damages for noncompliance with the terms and provisions of this Agreement or the other Transaction Documents (including, without limitation, all indemnification obligations hereunder).

                 (d) The claim is made in a detailed written statement to the Tribal Corporation stating the specific action or discontinuance of action by the Tribal Corporation or the Enterprise which would cure the alleged breach or non-performance, or the sum of money claimed to be due and owing from the Tribal Corporation to Sublessor by reason of such specific breach or non-performance, and, except where Sublessor is seeking injunctive relief, the Tribal Corporation shall have thirty (30) calendar days to cure such breach or non-performance or to make such payment before arbitration or judicial proceedings may be instituted.

          X.1.4  Time Period.  With respect to any claim authorized in this
                 -----------
Article, initial judicial proceedings, as authorized herein, shall be commenced within the later of two (2) years after the claim accrues or one year after the claim is discovered, or such claim shall be forever barred. The waiver granted herein shall commence on the Execution Date and shall continue for two years following the expiration, termination, or cancellation of this Agreement or the other Transaction Documents (whichever is later), except that the waiver shall remain effective for any proceedings then pending, and all appeals therefrom.

          X.1.5  Recipient of Waiver.  The recipients of the benefit of this
                 -------------------
waiver of sovereign immunity are limited to Sublessor, its successors and assigns and any and all Persons covered by the indemnification provisions hereof.

          X.1.6  Federal Question.  The parties agree that any dispute raised
                 ----------------
under the provisions of this Article shall be resolved first pursuant to applicable federal law, and if no federal law applies, pursuant to the applicable laws of the State.

          X.1.7  Service of Process.  In any proceeding brought pursuant to this
                 ------------------
Article, the Tribal Corporation consents to service made in accordance with the notice provisions of this Agreement.

          X.1.8  Enforcement.  the Tribal Corporation waives its sovereign
                 -----------
immunity from a judgment or order consistent with the terms and provisions of this Article, which is final because either the time for appeal thereof has expired or the judgment or order is issued by a court having final appellate jurisdiction over the matter. the Tribal Corporation consents to the jurisdiction of the United States District Court for the Eastern District of Washington and any court having appellate jurisdiction thereover, consistent with the terms and conditions of this Article. None of the parties shall object to the jurisdiction or venue of said federal court. Without in any way limiting the generality of the foregoing, the Tribal Corporation expressly authorizes any Governmental authorities who have the right and duty under Applicable Law to take any action authorized by any court, to take such action to give effect to any judgment entered against the Tribal Corporation, including, without limitation, entering on to the Property, or any other lands within the Tribal Corporation's or the Nation's jurisdiction, and the Facility to seize possession of any Collateral for the purpose of giving effect to any judgment entered against the Tribal Corporation pursuant to this Article.

          X.1.9  Assets Pledged to Satisfy Enforcement Proceedings.  The
                 -------------------------------------------------
foregoing limited waiver of sovereign immunity is expressly conditioned on the parties' agreement, set forth herein, that the only assets, including property and funds, which shall be available, and which are thus specifically pledged and assigned hereby, to satisfy any enforcement proceedings or judgment in connection with this Agreement, or any other Transaction Document, shall be limited to (i) the Collateral, and (ii) possession of the Leased Premises as provided in the Master Lease.

          X.1.10  Limitation Upon Enforcement.  Damages awarded against the
                  ---------------------------
Tribal Corporation or the Enterprise shall be satisfied solely from assets specified in Article X, Section 10.1.9, and shall not constitute a lien upon or be collectible from any other income or assets of the Tribal Corporation, except with the written consent of the Tribal Corporation.

          X.1.11  Expenses of Judicial Enforcement.  Except as ordered by a
                  --------------------------------
court of competent jurisdiction, all parties shall bear their own costs, including attorneys' fees, in connection with any judicial proceedings authorized under this Agreement. The parties expressly agree that this provision shall survive the termination, for any reason, or expiration of this Agreement.

          X.1.12  Guaranty.  the Tribal Corporation agrees not to revoke or
                  --------
limit, in whole or in part, the limited waiver of sovereign immunity of the Tribal Corporation contained in this Article or in any way attempt to revoke or limit, in whole or in part, such limited waiver of sovereign immunity. In the event of any such revocation or attempted revocation, the parties expressly recognize and agree that there remains no adequate remedy at law available to Sublessor, and the Tribal Corporation hereby consents to the entry of appropriate injunctive relief consistent with the terms and conditions of this Agreement, as may be granted by any court of competent jurisdiction.

                                   ARTICLE XI
                                   NO MERGER

     It is the intention of the parties hereto that the leasehold interest created by this Sublease shall not merge into fee title to the Leased Premises by reason of such interests coming into common or related ownership.


                                  ARTICLE XII
                                 MISCELLANEOUS

XII.1  Indemnification by the Tribal Corporation.
       -----------------------------------------

          XII.1.1   Indemnification by The Tribal Corporation.  The Tribal
                    -----------------------------------------
Corporation agrees to indemnify and hold harmless Sublessor, its directors, officers, agents and employees, against any and all claims of or losses, damages or liability to third parties to which Sublessor, its directors, officers, agents and employees, may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement or the other Transaction Documents, or the conduct of any activity on the Property (other than as a result of gross negligence or willful misconduct of any such party) and to reimburse Sublessor, its directors, officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees) incurred by Sublessor, its directors, officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. Sublessor agrees, at the request and reasonable expense of the Tribal Corporation, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to Sublessor. The Tribal Corporation further releases and agrees to hold harmless Sublessor, its directors, officers, agents and employees, from any claims of or losses, damages or liability to third parties arising out of any covenant, representation or undertaking of the Tribal Corporation contained in this Agreement, or the other Transaction Documents. The provisions of this Section shall survive the termination of this Agreement and the other Transaction Documents.

          XII.1.2   Indemnification by Sublessor.  Sublessor agrees to indemnify
                    ----------------------------
and hold harmless the Tribal Corporation and its directors, officers, agents and employees, against any and all claims of or losses, damages or liability to third parties to which the Tribal Corporation and its directors, officers, agents and employees, may become subject under any law as a result of the gross negligence or willful misconduct of the directors, officers, agents or employees of the Sublessor, and to reimburse the Tribal Corporation and its directors, officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees) incurred by the Tribal Corporation and its directors, officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. The Tribal Corporation agrees, at the request and reasonable expense of the Sublessor, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to the Tribal Corporation. Sublessor further releases and agrees to hold harmless the Tribal Corporation and its directors, officers, agents and employees, from any claims of or losses, damages or liability to third parties arising out of any covenant, representation or warranty of the Sublessor contained in this Agreement or the other Transaction Documents. The provisions of this Section shall survive the termination of this Agreement and the other Transaction Documents.

          XII.1.3   Rights of Persons Covered.  The Persons covered by the
                    -------------------------
indemnification provisions hereof shall be third party beneficiaries of this Agreement and shall have the right, subject to the provisions of this Agreement, to enforce such indemnification provisions.

XII.2  Recording.  This Sublease shall be filed and recorded in the appropriate
       ---------
branch of the Land Titles and Records Office of the Department of the Interior. Sublessor agrees that if so requested by the Tribal Corporation, Sublessor will execute in recordable form for purposes of recordation at the Tribal Corporation's expense a short form of Sublease containing the names of the parties, the description of the Leased Premises and the Facility, the Term of the Sublease, a statement regarding the use of the Facility, and such other provisions as either party may require.

XII.3  Right to Perform.  If the Tribal Corporation defaults in the making of
       ----------------
any payment required to be made by the Tribal Corporation and which is capable of being made or done by Sublessor, then Sublessor may, but shall not be required to, make such payment, and the amount of such payment, if made by Sublessor, with interest thereon at the rate of ten percent (10%) per annum, shall be paid by the Tribal Corporation to Sublessor. The making of such payment by Sublessor shall not operate to cure such default or to estop Sublessor from the pursuit of any remedy to which Sublessor may be entitled because of any breach on the part of the Tribal Corporation of any covenant or condition herein, nor the acceptance of rent herein by Sublessor either from the Tribal Corporation or any tenant, whether or not such delay or acceptance be with knowledge on the part of Sublessor of such breach, shall prejudice Sublessor's privilege to invoke such remedy, which privilege shall continue until such breach is cured.

XII.4  No Partnership.  The Tribal Corporation shall not be construed or held to
       --------------
be a partner or associate of Sublessor in the conduct of Sublessor's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remaining during the Term, that of lessor and lessee.

XII.5  No Waiver.  No failure by the Tribal Corporation to insist upon the
       ---------
performance of any covenant, agreement, provision or condition of this Sublease or to exercise any right or remedy consequent upon a default hereunder, and no acceptance of full or partial rent during the continuance of any such default shall constitute a waiver of any such default or of such covenant, agreement, provision or condition.

XII.6  Execution in Counterparts, in Quadruplicate.  This Sublease is being
       -------------------------------------------
executed in counterparts in four (4) originals, one to be retained by each party and one each for the Secretary and the Chairman.

XII.7  Covenants to Run with the Land.  During the Term, the covenants contained
       ------------------------------
herein shall run with the land and be binding on and inure to the benefit of the parties, their heirs, successors and assigns.

XII.8  Entire Agreement.  This Sublease cannot be changed or terminated orally.
       ----------------
This Sublease, along with the Loan Documents and the other Transaction Documents, contain the entire agreement between the parties; any prior agreement (including, without limitation, the MOU) is hereby superceded and any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part, unless such subsequent agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

XII.9  No Third Party Beneficiary Rights.  Except as provided in Section 12.1.3,
       ---------------------------------
nothing contained in this Sublease is intended nor shall be construed as creating any third party beneficiary rights.

     IN WITNESS WHEREOF, on the day and year first above written, the Tribal Corporation and Sublessor have duly executed this Sublease as their free act and deed, by and through their authorized representatives.

YAKAMA TRIBAL GAMING CORPORATION,
a tribal corporation established under the laws of THE CONFEDERATED TRIBES AND BANDS OF THE
YAKAMA NATION


By: /s/Ross K. Sockzehigh
    --------------------------------
Name:  Ross K. Sockzehigh
       -----------------------------
Title: Chairman of the Board
       -----------------------------

HP YAKAMA, INC.,
a Delaware corporation


By:  /s/Bruce Rimbo
     -------------------------------
Name:  Bruce Rimbo
       -----------------------------
Title: Vice President and Secretary
       -----------------------------

                          ACKNOWLEDGMENTS TO SUBLEASE
                          ---------------------------


State of Washington  :
                     : SS
County of __________ :

     On this ____ day of ________, 1997, before me, the undersigned Notary Public, appeared Yakama Tribal Gaming Corporation, by and through _______________________, its __________, personally known to be, or proved to me on the basis of satisfactory evidence to be, the person who executed the attached document as the authorized representative of the Yakama Tribal Gaming Corporation, who swore that the same was an act of his own free will and of the free will of the Yakama Tribal Gaming Corporation.

                                    ----------------------------------
                                    Notary Public



State of __________  :
                     : SS
County of _________  :

     On this ____ day of _______________, 1997, before me, the undersigned Notary Public, appeared HP YAKAMA, INC., a _______________ , by and through __________________, its ___________________ personally known to be, or proved to me on the basis of satisfactory evidence to be, the person who executed the attached document as the authorized representative of HP YAKAMA, Inc., who swore that the same was an act of his own free will and of the free will of HP YAKAMA, INC.


                                    ----------------------------------
                                    Notary Public